UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2021

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

931 Village Boulevard, Suite 905, West Palm Beach, Florida	33409
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2021, Rennova Health, Inc. (the “Company”) entered into an Exchange Agreement with Christopher Diamantis. Pursuant to the Exchange Agreement, Mr. Diamantis exchanged 570 shares of Series M Redeemable Convertible Preferred Stock (the “Series M Preferred Stock”) for 95,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase 47,500,000 shares of Common Stock. The warrants have a three-year term, are exercisable at $0.007 per share, and are subject to customary anti-dilution protections. The shares of Series M Preferred Stock that were exchanged by Mr. Diamantis were cancelled.

The securities received by Mr. Diamantis were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 27, 2021, Seamus Lagan, Chief Executive Officer, President and Interim Chief Financial Officer of the Company, Alcimede LLC, of which Mr. Lagan is the sole manager, and Christopher Diamantis, collectively the holders of 95,450,000 shares of Common Stock, 250,000 shares of Series L Convertible Preferred Stock and an irrevocable proxy to vote all of the outstanding shares of Series M Preferred Stock, all of which votes with the Common Stock and the Series F Convertible Preferred Stock (the “Series F Preferred Stock”), representing approximately 78.54% of the total voting power of the Company’s voting securities (as well as approximately 51.24% of the shares of Common Stock then outstanding), approved by written consents in lieu of a special meeting of stockholders two proposals, each of which had been previously approved and recommended to be approved by the stockholders by the Board of Directors of the Company.

Proposal 1. To increase the authorized shares of Common Stock of the Company from 10 billion shares to 50 billion shares.

Proposal 2. To allow that the authorized shares of Common Stock and Preferred Stock of the Company may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock pursuant to the terms thereof.

The stockholder approval of the above proposals will not be effective until 20 days after an information statement that has been filed with the Securities and Exchange Commission is mailed to the holders of the Common Stock and Series F Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Exchange Agreement, dated as of August 27, 2021, between Rennova Health, Inc. and Christopher Diamantis
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2021	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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